UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 29, 2015

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24939	95-4703316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

East West Bancorp, Inc.
Current Report of Form 8-K

Item 1.02	Termination of a Material Definitive Agreement.

On December 29, 2015, East West Bank (the “Bank”), a wholly owned subsidiary of East West Bancorp, Inc. entered into a termination agreement with the Federal Deposit Insurance Corporation (the “FDIC”) to early terminate the United Commercial Bank's (“UCB”) single family and the commercial shared-loss agreements (collectively, the “Shared-Loss Agreements") with the FDIC. The Bank paid $118.4 million to the FDIC as consideration for the early termination of the Shared-Loss Agreements.

The Shared-Loss Agreements were entered into by the Bank on November 6, 2009 in conjunction with the Bank's acquisition of certain assets and liabilities of UCB, following the failure of UCB, in an FDIC-assisted acquisition on November 6, 2009. The shared-loss coverage of the UCB commercial loans and other real estated owned assets expired as of December 31, 2014, but the loss recovery provisions of the UCB commercial shared-loss agreement were still in effect after December 31, 2014. Under this early termination agreement, all rights and obligations of the Bank and the FDIC under the Shared-Loss Agreements have been eliminated.

A copy of the early termination Agreement is filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Termination Agreement among Federal Deposit Insurance Corporation, as Receiver of United Commercial Bank, San Francisco, California, Federal Deposit Insurance Corporation and East West Bank dated as of December 29, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2015

EAST WEST BANCORP, INC.
(Registrant)

By:	/s/ Irene H. Oh
Irene H. Oh
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Termination Agreement among Federal Deposit Insurance Corporation, as Receiver of United Commercial Bank, San Francisco, California, Federal Deposit Insurance Corporation and East West Bank dated as of December 29, 2015

4